UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2014

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California  90067
(Address of principal executive offices, including zip code)

(310) 788-1999
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Definitive Material Agreement.

On January 28, 2014, International Lease Finance Corporation (the “Company”) entered into the first amendment (the “First Amendment”) to the Three-Year Revolving Credit Agreement dated as of October 9, 2012 (the “Credit Agreement”), by and among the Company, the banks party thereto and Citibank, N.A., as administrative agent (the “Agent”).  The amendments to the Credit Agreement set forth in the First Amendment will only become effective upon the occurrence of certain conditions, including the consummation of the acquisition of 100% of the Company’s common stock by AerCap Ireland Limited, an Ireland private limited liability company (the “Purchaser”) (or a permitted assignee thereof) pursuant to that certain Share Purchase Agreement by and among American International Group, Inc., AIG Capital Corporation, Purchaser and AerCap Holdings N.V. (“AerCap”) dated as of December 16, 2013.

The amendments to the Credit Agreement set forth in the First Amendment include the following:

•                 The maximum ratio of consolidated indebtedness to shareholder’s equity permitted under the Credit Agreement will change from 400% at any time to 600% in calendar year 2014 and 570% thereafter, and will be measured on a consolidated basis for AerCap and its subsidiaries.

•                 The lien covenant will be tested for AerCap and its subsidiaries on a consolidated basis and certain changes will be made to the baskets as set forth in the First Amendment.

•                 The Credit Agreement will have a new covenant requiring the ratio of (x) unencumbered assets of AerCap and its subsidiaries on a consolidated basis to (y) the aggregate outstanding principal amount of certain financial indebtedness of AerCap and its subsidiaries on a consolidated basis to be at least 135% on the last day of any fiscal quarter of AerCap.

•                 AerCap and certain of its subsidiaries will be required to guarantee the Company’s obligations under the Credit Agreement.

•                 The cross-default provision in the Credit Agreement will extend to defaults on certain indebtedness of AerCap or any of its subsidiaries that are guarantors at such time under the Credit Agreement.

A copy of the First Amendment is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment.

Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and in the future may perform, various commercial banking, investment banking, underwriting and other financial advisory services for the Company, for which they have received, and will receive, customary fees and expenses.

Item 9.01 — Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1

First Amendment to Three-Year Revolving Credit Agreement, dated as of January 28, 2014, by and among International Lease Finance Corporation, the banks party thereto and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

Dated: January 31, 2014	By:	/s/ Elias Habayeb
	Name:	Elias Habayeb
	Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Three-Year Revolving Credit Agreement, dated as of January 28, 2014, by and among International Lease Finance Corporation, the banks party thereto and Citibank, N.A., as administrative agent.